As filed with the Securities and Exchange Commission on June 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3330837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3410 Central Expressway

Santa Clara, CA 95051

(Address of Principal Executive Offices) (Zip Code)

XenoPort, Inc. 2015 Employee Stock Purchase Plan

(Full title of the plan)

Ronald W. Barrett, Ph.D.

Chief Executive Officer

XenoPort, Inc.

3410 Central Expressway

Santa Clara, CA 95051

(408) 616-7200

(Name and address of agent for service) (telephone number, including area code, of agent for service)

Copies to:

Chadwick L. Mills

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111-5800

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.001 par value per share, including related rights to purchase Series A junior participating preferred stock(2)	4,000,000	$6.01	$24,020,000.00	$2,791.13

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)	Each share of the Registrant’s Common Stock being registered hereunder, if issued prior to the termination by the Registrant of its rights agreement, dated as of December 15, 2005, as amended, between the Registrant and the rights agent named therein, includes Series A junior participating preferred stock purchase rights (the “Rights”). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant’s Common Stock and have no value except as reflected in the market price of the shares to which they are attached.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Select Market on May 29, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Commission on February 27, 2015 (the “2014 Form 10-K”);

•	the information specifically incorporated by reference into the 2014 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 10, 2015;

•	the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on May 7, 2015;

•	the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 16, 2015, January 28, 2015 (other than the information furnished under Item 2.02 thereof), February 3, 2015, February 19, 2015 (other than the information furnished under Item 2.02 thereof and the accompanying Exhibit 99.1) and May 22, 2015; and

•	the description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on February 28, 2001, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty as a director, except in circumstances involving wrongful acts, such as:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

•	any act related to unlawful stock repurchases, redemptions or other distribution or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These provisions do not limit or eliminate the Registrant’s rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that: (1) the Registrant is required to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law; (2) the Registrant may, in its discretion, indemnify its other officers, employees and agents as set forth in the Delaware General Corporation Law or any other applicable law; (3) the Registrant is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings; (4) the rights conferred in the Registrant’s amended and restated bylaws are not exclusive; and (5) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

The Registrant has entered into agreements with its directors and officers that require the Registrant to indemnify such persons against any and all expenses, judgments, fines, penalties and amounts paid in settlement, as well as any taxes imposed on such persons as a result of the actual or deemed receipt of any such payments, in connection with any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism (or any hearing, inquiry or investigation that such person in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism), whether civil, criminal, administrative, investigative or otherwise, related to the fact that any such person is or was a director, officer, employee, agent or fiduciary of the Registrant, or any subsidiary of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of any such person while serving in such capacity. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves any of the Registrant’s directors or officers regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which the Registrant has lawfully indemnified the directors and officers. The policy contains various exclusions.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of XenoPort, Inc.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of XenoPort, Inc.

4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of XenoPort, Inc.

4.4(4)	Amended and Restated Bylaws of XenoPort, Inc., as amended effective May 19, 2015.

4.5(5)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.6(6)	Specimen Common Stock Certificate.

4.7(7)	Form of Right Certificate.

4.8(8)	Rights Agreement, dated as of December 15, 2005, by and between XenoPort, Inc. and Mellon Investor Services LLC.

4.9(9)	Amendment No. 1 to Rights Agreement, dated as of January 29, 2015, by and between the Company and Computershare Inc., successor rights agent to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley llp (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

99.1(10)	XenoPort, Inc. 2015 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s quarterly report on Form 10-Q (No. 000-51329) for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on August 11, 2005, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.3 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated by reference herein.
(4)	Previously filed as Exhibit 3.4 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated by reference herein.
(5)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s current report on Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.
(6)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s registration statement on Form S-1, as amended (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, and incorporated by reference herein.
(7)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s current report on Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.
(8)	Previously filed as Exhibit 4.2 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated herein by reference.
(9)	Previously filed as Exhibit 4.2 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), as filed with the Securities and Exchange Commission on February 3, 2015, and incorporated by reference herein.
(10)	Previously filed as Exhibit 10.1 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated by reference herein.

Item 9. Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on June 1, 2015.

XENOPORT, INC.

By:	/s/ RONALD W. BARRETT
Ronald W. Barrett
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald W. Barrett and William G. Harris, and both or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ RONALD W. BARRETT Ronald W. Barrett	Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2015

/s/ WILLIAM G. HARRIS William G. Harris	Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 1, 2015

/s/ PAUL L. BERNS Paul L. Berns	Director	June 1, 2015

/s/ DENNIS M. FENTON Dennis M. Fenton	Director	June 1, 2015

/s/ JOHN G. FREUND John G. Freund	Director	June 1, 2015

/s/ CATHERINE J. FRIEDMAN Catherine J. Friedman	Director	June 1, 2015

/s/ JERYL L. HILLEMAN Jeryl L. Hilleman	Director	June 1, 2015

/s/ WILLIAM J. RIEFLIN William J. Rieflin	Director	June 1, 2015

/s/ WENDELL WIERENGA Wendell Wierenga	Director	June 1, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of XenoPort, Inc.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of XenoPort, Inc.

4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of XenoPort, Inc.

4.4(4)	Amended and Restated Bylaws of XenoPort, Inc., as amended effective May 19, 2015.

4.5(5)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.6(6)	Specimen Common Stock Certificate.

4.7(7)	Form of Right Certificate.

4.8(8)	Rights Agreement, dated as of December 15, 2005, by and between XenoPort, Inc. and Mellon Investor Services LLC.

4.9(9)	Amendment No. 1 to Rights Agreement, dated as of January 29, 2015, by and between the Company and Computershare Inc., successor rights agent to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

99.1(10)	XenoPort, Inc. 2015 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s quarterly report on Form 10-Q (No. 000-51329) for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on August 11, 2005, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.3 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated by reference herein.
(4)	Previously filed as Exhibit 3.4 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated by reference herein.
(5)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s current report on Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.
(6)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s registration statement on Form S-1, as amended (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, and incorporated by reference herein.
(7)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s current report on Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.
(8)	Previously filed as Exhibit 4.2 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated herein by reference.
(9)	Previously filed as Exhibit 4.2 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), as filed with the Securities and Exchange Commission on February 3, 2015, and incorporated by reference herein.
(10)	Previously filed as Exhibit 10.1 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated by reference herein.